Exhibit 10.2
SECOND AMENDMENT OF LEASE

This Second Amendment of Lease is made on October 11, 2021, between Liberty Vista, a California limited partnership, ("Lessor"), whose address is 1000 Pioneer Way, El Cajon, CA 92020, and Exagen Diagnostics, Inc., ("Lessee"), with reference to 1221 Liberty Way, San Diego, CA 92083 who agree as follows:

1.Recitals. This Second Amendment of Lease is made with reference to the following facts and objectives:
a.Lessor and Lessee entered into a written Lease dated August 15, 2014, as extended February 1, 2018, February 25, 2020, as amended December30, 2020 ("the Lease") in which Lessor leased to Lessee, and Lessee leased from Lessor, premises located in the City of Vista, County of San Diego, California, commonly known as 1221 Liberty Way, Vista, CA 92083, consisting of approximately 19,504 square feet (“Premises”).
b.The term of the Lease expires on January 31, 2026.
c.The parties desire to amend the Lease in the following respect:
2.Extension of Term. The term of the Lease shall be extended for an additional period of one (1) year and three (3) months from and after February 1, 2026, so that the term of the Lease shall extend to and include April 30, 2027.
3.Base Monthly Rent Schedule. Base monthly rent for the current and extended term shall be as follows:

Term	Base Rent	Additional Base Rent (Amortized TIA)	Total Base Rent
February 1, 2021 through January 31, 2022	$19,000.00	$990.00	$19,990.00
February 1, 2022 through January 31, 2023	$19,600.00	$990.00	$20,590.00
February 1, 2023 through January 31, 2024	$20,200.00	$990.00	$21,190.00
February 1, 2024 through January 31, 2025	$20,800.00	$990.00	$21,790.00
February 1, 2025 through January 31, 2026	$21,400.00	$990.00	$22,390.00
February 1, 2026 through January 31, 2027	$22,470.00	$0.00	$22,470.00
February 1, 2027 through April 30, 2027	$23,594.00	$0.00	$23,594.00
4.Lessor Ownership Correction. The Lessor of the premises erroneously appeared as “Liberty Vista, a California limited partnership”. The correct Lessor name is "Liberty Vista, LP, a California limited partnership". The Lessor name is hereby corrected throughout the Lease.
5.Lessee Name Change. The Lessee's name shall change from Exagen Diagnostics, Inc., a California corporation to Exagen Inc. a California corporation.
6.Counterparts. The Amendment may be signed by the parties in different counterparts and the signature pages combined shall create a single document binding on all parties. This Amendment may be executed and delivered by the exchange of .pdf or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and such signed electronic record shall be valid and bind the party so signing as a such party's hand-written signature for all purposes.
7.Effectiveness of Lease. Except as set forth in this Second Amendment of Lease, all the provisions of the Lease shall remain unchanged and in full force and effect.

LESSOR:	LESSEE:
Liberty Vista, LP	Exagen Inc.
A California Limited Partnership	A Delaware Corporation
By: Hamann Property Management, Inc.
Its Authorized Agent

By: /s/ Brendan Thiessen	By: /s/ Fortunato Ron Rocca
Brendan Thiessen - President	Fortunato Ron Rocca, President & CEO
Date: 10/13/2021	Date: 10/12/2021

By: /s/ Mark Hazeltine
Mark Hazeltine, COO
Date: 10/12/2021